                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   Form 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934



        Date of Report (Date of earliest event reported): May 11, 2000

                                Universe2U Inc.
                                ---------------
            (Exact name of registrant as specified in its charter)



       Nevada                      333-86331                 88-0433489
       ------                      ---------                 ----------
   (State or other           (Commission File No.)        (I.R.S. Employer
    jurisdiction                                         Identification No.)
  of incorporation)


        30 West Beaver Creek Rd. - Suite 109
           Richmond Hill, Ontario, Canada                      L4B 3K1
           ------------------------------                      -------
      (Address of principal executive offices)                (Zip Code)


      Registrant's telephone number, including area code:  (905) 881-3284

                           PAXTON MINING CORPORATION
                        400 Burrard Street, Suite 1950
                      Vancouver, British Columbia, Canada
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 1.  Changes in Control of Registrant.

On May 11, 2000, a change of control occurred with respect to the stock ownership of Paxton Mining Corporation, a Nevada corporation (the "Company"). The change of control was effected in a third party purchase of stock involving the transfer of an aggregate of 5,000,000 shares of the Company's outstanding Common Stock, par value $.00001 per share (the "Common Stock") to investors led by First Union Asset Management Ltd. ("First Union"). The controlling interest acquired by First Union was purchased for aggregate consideration of $500,000 that was paid in cash to two of the former stockholders of the Company, Messrs. Hugh Grenfal and Robert Jarva (the "Selling Stockholders") in exchange for all of their respective shares of Company Common Stock. The change of control was made in connection with the Company's acquisition of Universe2U Inc., an Ontario corporation (the "Ontario Company") which is discussed in greater detail under
Item 2 below (the "Acquisition"). Following the foregoing third party purchase of Company Common Stock and as a condition of the Company's acquisition of the Ontario Company, an aggregate of 4,000,000 shares of Common Stock was tendered to the Company by First Union and cancelled by the Company without payment and 250,000 shares of exchangeable securities of a wholly owned special purpose acquisition subsidiary of the Company were issued to the stockholders of the Ontario Company in exchange for all of the outstanding stock of the Ontario Company. After giving effect to the foregoing transactions, the following persons as a group hold control of an aggregate of 695,622 shares of Company Common Stock constituting approximately 41% of all outstanding shares of Company Common Stock: Angelo Boujos, Josie Boujos, Andrew Eyres and William McGill (the "Principals"). To the knowledge of Company management such amount of stock held by the Principals constitutes a controlling interest in the Company. In connection with the change of control, the Selling Stockholders appointed new directors and thereafter resigned as directors and officers of the corporation. The change of the Company's Board of Directors is discussed in greater detail under Item 6 below. After giving effect to all of the foregoing transactions, and to the knowledge of Company management as of May 24, 2000, neither First Union nor any other investors, either individually or together with any of their respective affiliates, hold more than 5% of the Company's outstanding securities except with respect to the Principals as noted above. To the knowledge of the Company there are no arrangements the operation of which may at a subsequent date result in another change in control of the Company, including any pledge by any person of securities of the Company.

ITEM 2.  Acquisition or Disposition of Assets

On May 17, 2000, the Company consummated the acquisition of the Ontario Company.

The Ontario Company is a profitable and growing provider of advanced fiber optic solutions that enables corporations, government organizations, and entire communities to gain high-speed access to the Internet, telecommunications, and other data networks. The Company believes that the Ontario Company has a strong reputation in the marketplace with respect to its top experts in the design, engineering, construction, and maintenance of long-haul, regional, and last-mile fiber optic networks. The Company believes that the Ontario Company is well positioned for growth as demand for greater bandwidth continues to escalate throughout North America. The Ontario Company is comprised of four operating units and is profitably pursuing business on two levels: (1) Through ongoing contracts to design, build, and market fiber optic networks for major telephone and cable television companies; and, (2) as a pioneer in developing "Smart Community" networks in partnership with local governments, institutions, businesses, and utilities, which the Company believes constitute a high-growth opportunity to service roughly two-thirds of the North American population that lives outside of major urban centers where most investment in high-speed network infrastructure has been focused to date.

The Company issued 250,000 shares of exchangeable securities of a wholly owned special purpose acquisition subsidiary of the Company to the Principals in their capacity as stockholders of the Ontario Company in exchange for all of their respective outstanding stock of the Ontario Company. Messrs. Boujos, Eyres, and McGill are key employees of the Ontario Company and Mr. and Ms. Boujos are spouses. Subsequent to the Acquisition, Mr. Boujos was elected to Chairman of the Board of Directors of the Company.

In connection with the Acquisition, the Company announced that it intends to discontinue its mining operations and focus on the business of the Ontario Company.

In connection with the Acquisition, the Company changed its name from Paxton Mining Corporation to Universe2U Inc. and also changed its trading symbol on the OTC Bulletin Board from PXTN to UTOU.

ITEM 5.  Other Events

On May 15, 2000, The Board of Directors of the Company authorized a dividend in the form of shares of its Common Stock, to be distributed to its stockholders of record as of the close of business on May 25, 2000. After giving effect to the share dividend, such stockholders of record shall receive 19 additional shares for each one share held at the record date (equivalent to a ratio of 20 shares of Common Stock for each one share of Common Stock held at the close of business on the record date). The Company currently has 1,718,551 shares of Common Stock issued and outstanding, and giving effect to the distribution of the share dividend, the Company will have 35,204,020 shares of Common Stock issued and outstanding. The Company expects to distribute such share dividend within 10 business days following the record date.

ITEM 6.  Change of Company Directors

In connection with the change of control, discussed in further detail under Item
1. above, the former directors of the Company, Hugh Grenfal and Robert Jarva, resigned their positions as members of the Company's Board of Directors. To the knowledge of the Company's management, Messrs. Grenfal and Jarva did not have any disagreements with the Company on any matter relating to the Company's operations, policies or practices. In conjunction with the foregoing resignations and the Acquisition, Barry Herman, Michael I. Serotte, Anthony Palumbo,

Kim Allen, Paul Pathak and Connie Colangelo were elected directors of the Company and Mr. Angelo Boujos was elected chairman of the Board.

ITEM 7.  Financial Statements and Exhibits

Pursuant to paragraph (4) of Item 7, the Company hereby omits the financial statements required under Item 7 required to be filed herewith and hereby undertakes to file an amendment hereto containing such financial statements not later than 60 days from the required filing date of this Form 8-K.

ITEM 8.  Change of Fiscal Year

The Company has determined that it shall change its fiscal year end from June 30 of each year to December 31. The Company intends to file a transition report on Form 10-K with respect to the reporting period ending June 30, 2000.

                                  #    #    #

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 24, 2000

                              Universe2U, Inc.


                              By:   /s/ Kim Allen
                                    ---------------------------
                                    Kim Allen
                                    President